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                                                                    EXHIBIT 10.3

                            SHAREHOLDERS AGREEMENT



entered into between :-




                  GLOBAL DIAMONDS (SA) (PROPRIETARY) LIMITED

                                  ("Global")






                                      and



                              MR. PIERRE DE JAGER

  in his capacity as trustee for a private company to be formed with the name


                     NABAS DIAMANTE (PROPRIETARY) LIMITED

            or another name approved by the Registrar of Companies


                                      and


                         MR. CHARLES EDWARD MACDONALD

  in his capacity as trustee for a private company to be formed with the name


                 NABAS HOLDINGS DIAMANTE (PROPRIETARY) LIMITED

            or another name approved by the Registrar of Companies

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1.     DEFINITIONS
       -----------

       For the purposes of this agreement, unless the context indicates otherwise:

       1.1 "shareholders" shall mean all the shareholders of Nabas, namely Global and Holdings;

       1.2     "shares" shall mean the share capital of Nabas;

       1.3 "commencement date" shall mean the date on which the mining licence is granted to Nabas;

       1.4 "Cloete Group" shall mean Gerrith Cloete, Gysbert Charles Cloete, Andries Josef van Wyk, Elizabeth Frederika Joseph and William Jeremia Cloete;

       1.5 "the Grasdrif Property" shall mean the portion call Grasdrif coloured in red on the attached annexure "A" over which the Cloete Group has obtained the right to prospect from the Northern Richtersveld Management Committee which rights shall be ceded to Nabas;
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         1.6      "the Act" shall mean the Minerals Act of 1991;

2.       SUSPENSIVE CONDITIONS
         ---------------------

         2.1 This agreement is subject to the following suspensive conditions namely :-

                      2.1.1 Global shall acquire the necessary permission to obtain overseas funding in order to undertake mining activities and in order to fulfil its obligations to Nabas;

                      2.1.2 the shareholders will ensure the registration of Nabas and Holdings in accordance with the terms and conditions as set out in this agreement;

                      2.1.3 Nabas will obtain all the licenses necessary in terms of the Act in order to undertake mining activities.







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3.          FORMATION OF THE COMPANY
            ------------------------

           3.1 After the signature of the agreement the shareholders undertake to register two companies with limited liability within a reasonable time period.

           3.2 The names of the companies shall be Nabas Diamante (Proprietary) Limited (which company is represented in this agreement by Mr. Pierre De Jager in his capacity as trustee of Nabas Diamante (Pty) Ltd, a company to be formed) and Nabas Holdings (Pty) Ltd (which company is represented in this agreement by Mr. Charles Edward MacDonald in his capacity as trustee of Nabas Holdings (Pty) Ltd, a company to be formed) or such other names as will meet the approval of the shareholders and the Registrar of Companies.

           3.3 The primary purpose of Nabas and the general nature of its business shall be to undertake mining activities. Holdings shall be an investment company with an exclusive interest in Nabas
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          3.5.6   a quorum for the directors meetings shall consist of a minimum of 5 (five) directors provided that the proper notice of such a meeting is received by all the directors of Nabas;

          3.5.7 the chairman of Nabas shall alternate yearly between a representative of Global and Holdings. The chairman shall not have a second or a casting vote during the directors or the shareholders meetings;

          3.5.8 Holdings shall also be entitled to appoint a director on the instructions of Global and Global Diamond Resources Incorporated, which appointment shall be subject to the approval of shareholders of Global and Global Diamond Resources Incorporate.

3.6 The registered office of Nabas shall be Suite 232, SA Diamond Centre, 240 Commissioner Street, Johannesburg.
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          3.7     Should there be any conflict between the terms of this
                  agreement and the articles and memorandum of association of Nabas, then the terms of this agreement shall take precedence and the shareholders shall immediately amend the articles and memorandum of association in order to remedy the conflict.

4.        SHARE CAPITAL AND THE ISSUE OF SHARES
          -------------------------------------

          4.1 The authorised share capital of Nabas shall be valued at R10 000 000 (ten million rand) and shall consist of 10 000 000 (ten million) ordinary shares of R1.00 (one rand) each.

          4.2 The issued share capital of Nabas shall be valued at R2.00 (two rand) consisting of 1 (one) share held by each of Global and Holdings.

          4.3 Global undertakes to contribute an amount of R3 000 000 (three million rand) within a period of 2 (two) years from the date of acquisition of the mining licence ("the period") which will enable Nabas to undertake exploratory work.



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          4.4   The period shall be subject to review at 6 (six) monthly
                intervals as mutually agreed to by the parties.

          4.5 Should diamonds be discovered during the period, then the proceeds thereof shall be used to discharge the operating costs and the remainder shall be placed in a reserve fund which will primarily be used to increase capital before additional capital is acquired through further issuance.

5.        THE ISSUE OF FURTHER SHARES
          ---------------------------

          No shares in the capital of the company shall be issued other than by means of pro rata issue of shares to the holders of existing shares within the period. Once the original R3 000 000 (three million rand) contributed by Global and the remainder in the reserve funds have been exhausted, Nabas shall acquire further capital through the issue of shares to its shareholders. Should any shareholder not wish to accept the shares which have been issued to him, he shall be obliged to cede his rights to those shares to the other shareholders. Should a shareholder not, due to financial reasons, be able to accept the shares which have been issued to him, then this
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        inability shall not be used to prejudice him unfairly or unreasonably.

6.      THE TRANSFER OF SHARES
        ----------------------

        The following conditions shall apply to the transfer of shares in the share capital of Nabas or in relation to any claims against Nabas. For the purposes of this clause, "claims" shall mean the sum total of all claims of a Nabas shareholder in a loan account against Nabas.

        6.1 Shares may only be transferred on the basis of a written agreement between the shareholders.

        6.2 No transfer of shares shall be approved or registered unless the tranferor's claims are also sold as is set out in clause 6.7.

        6.3 Whenever a shareholder intends to alienate his shares or claims to a bona fida seller, then the transferor shall be obliged to make an offer to the other shareholders wherein the following details shall be contained:

                 6.3.1      the number of shares and the amount of the claims;


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          6.3.2   the price (valued in rands) and the terms on which the
                  transferor intends to sell those shares and claims;

          6.3.3   the transferee's identity.

6.4 The written notice mentioned in clause 6.3 is an irrevocable offer to the other shareholders of Nabas, but should such an offer not be accepted within 60 (sixty) days after the date on which such notice is given, the other shareholders shall be obliged to reject that offer. The transferor shall be entitled to dispose of those shares and claims within a further period of 30 (thirty) days to the transferor referred to in clause 6.3 on a price and terms neither less nor more favourable than those set out in the offer.

6.5 Unless the transferor has disposed of all of his shares and claims within a further period of 30 (thirty) days, he shall not be entitled after the expiry of that period to depose of his shares and claims without adhering to the procedure as set out in this clause.

6.6 Except as is expressly indicated in this agreement, shares or claims may not be sold or


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             otherwise encumbered. The transfer or registration of shares shall not be permitted by the directors of Nabas where that proposed transfer is contrary to this clause 6. Share certificates issued by Nabas may be endorsed within the discretion of the directors with the limitations set out within this agreement.

     6.7 Save as is agreed to in writing to the contrary by all of the shareholders, a shareholder may only depose of his shares if he, in that same transaction, also deposes of that part of his loan account against Nabas.

7.   ADMISSION OF NEW SHAREHOLDERS
     -----------------------------

     The shareholders may from time to time agree to admit third shareholders as additional shareholders in Nabas, provided that no person shall be entitled to be a shareholder in Nabas, unless and until that person has signed this agreement and has so bound himself to all the terms and conditions set out within this agreement.

8.   TRANSFER OF THIS AGREEMENT
     --------------------------
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          Neither this agreement nor any part thereof, or any share or interest herein shall be transferred or ceded without the prior written consent of the other shareholders.

9.        MINERAL RIGHTS
          --------------

          9.1 Holdings undertakes to transfer the licence which has been issued in favour of the Cloete Group by the management committee of the Northern Richtersveld into the name of Nabas.

          9.2 Holdings further undertakes to immediately apply for mining licences and mineral leases relating to the Grasdrif Property in favour of Nabas.

          9.3 Should the rights as set out above be acquired, they shall be valued at R3 000 000 (three million rand).

10.       WHOLE AGREEMENT
          ---------------

          10.1 This is the entire agreement between the parties. No variation of or consensual cancellation of this agreement shall be of any force or effect unless reduced to writing and signed by the parties.
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          10.2   The shareholders confirm that no other terms or conditions, whether written or oral, whether express or implied, are applicable to this agreement.

11.       WAIVER OF RIGHTS
          ----------------

          11.1 No waiver of any term or condition of this agreement shall be of binding effect unless it has been committed to writing and signed by the shareholder making that waiver. Any such waiver shall only be effective in respect of the specific instance and purpose for which it has been granted.

          11.2   Neither party shall be regarded as having waived or be
                 precluded in any way from exercising any right under or arising from this agreement by reason of such party having at any time granted an extension of time for, or having shown any
                 indulgence to the other party with reference to, any payment or performance hereunder, or having failed to enforce or delayed in the enforcement of, any right of action against the other party.
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                12.    NOTICES AND DOMICILIA
                       ---------------------

                       12.1 Each Party chooses the address set out below as the address at which all notices, legal processes and other communications must be delivered for the purposes of this agreement:


                                12.1.1     Global



                                12.1.2     Nabas


                                12.1.3     Holdings


                       12.2 Any notice or communication required or permitted to be given in terms of this agreement shall be valid and effective only if in writing but it shall be competent to give notice by telex or telefax.


                       12.3 Any notice to a Party contained in a correctly addressed envelope and:


                                12.3.1 sent by prepaid registered post to it at its chosen address; and


                                12.3.2    delivered by hand to a responsible
                                          person during ordinary business hours
                                          at its chosen address,


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                shall be deemed to have been received, (unless the contrary is proved) in the case of clause 12.3.1 on the 3rd business day after posting and, in the case of clause 12.3.2, on the day of delivery.

13.     COSTS
        -----

        All costs incurred in respect of this agreement, including the negotiations thereto shall be born by NABAS.


           SIGNED at JOHANNESBURG on this the 13 day of OCTOBER 1995

                      FOR GLOBAL DIAMONDS (SA) (PTY) LTD


           SIGNED at JOHANNESBURG on this the 13 day of OCTOBER 1995

                      FOR NABAS DIAMANTE (PTY) LIMITED
                      PIERRE DE JAGER
                      in his capacity as trustee of NABAS DIAMANTE
                      (PTY) LIMITED, a company to be formed.
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             SIGNED at ATLANTAS on this the 14 day of OCTOBER 1995




                              FOR NABAS HOLDINGS DIAMANTE (PTY)

                              LIMITED

                              CHARLES EDWARD MACDONALD

                              in his capacity as trustee of NABAS HOLDINGS

                              DIAMANTE (PTY) LTD a company to be formed